Exhibit 107
Calculation of Filing Fee Tables
SF-3/424(h)
(Form Type)
Mercedes-Benz Trust Leasing LLC
(Exact Name of Registrant as Specified in its Charter)
Mercedes-Benz Auto Lease Trust 2026-B
(Issuer)

Table 1: Newly Registered Securities and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Asset-Backed Securities	Class A-2A and Class A-2 Series 2026 B Asset-Backed Notes	457(s)	$466,400,000	100%	$466,400,000	0.00008700	$40,576.80
	Asset-Backed Securities	Class A-3 Series 2026-B Asset-Backed Notes	457(s)	$466,400,000	100%	$466,400,000	0.00008700	$40,576.80
	Asset-Backed Securities	Class A-4 Series 2026-B Asset-Backed Notes	457(s)	$69,600,000	100%	$69,600,000	0.00008700	$6,055.20
	Asset-Backed Securities	Exchange Note(3)	Other(3)	(3)	(3)	(3)	(3)	(3)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts					$1,002,400,000		$87,208.80
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fees Due							$87,208.80
(1)
Estimated solely for the purpose of calculating the registration fee.
(2)
Pursuant to Rules 456(c) and 457(s), the registration fee related to the asset-backed securities offered hereby is paid herewith.
(3)
The Exchange Note will be issued by Mercedes-Benz Vehicle Trust and is not offered under this prospectus or the registration statement. The Exchange Note will be backed by the Reference Pool of Leases and the related Leased Vehicles owned by Mercedes-Benz Vehicle Trust. On the Closing Date, the Exchange Note will be issued by Mercedes-Benz Vehicle Trust to MBFS USA, and, upon issuance, will be transferred by MBFS USA to the Depositor and by the Depositor to the Issuer which will pledge the Exchange Note to the Indenture Trustee as security for the Asset-Backed Notes.  Pursuant to Rule 457(t), no registration fee is paid in connection with the Exchange Note.

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